Exhibit 21.1
Subsidiaries of Solventum Corporation
The following entities are expected to be subsidiaries of Solventum Corporation upon completion of the distribution described in the information statement.

Legal Entity	Jurisdiction
3M Healthcare Australia Pty Ltd.	Australia
KCI Medical Australia Pty Ltd	Australia
KCI Austria GmbH	Austria
KCI Medical Belgium BVBA	Belgium
KCI Polymedics BVBA	Belgium
M*Modal N.V.	Belgium
3M Servicos de Gestao e Execucao de Projetos Ltda	Brazil
KCI Brasil Importadora E Distribuidora de Produtos Para Saude Ltda.	Brazil
3M Healthcare Canada Company Limited	Canada - Ontario
Crawford Healthcare Canada Limited	Canada - British Columbia
KCI Medical Canada Inc. / Fournitures Medicales KCI du Canada Inc.	Canada - Ontario
KCI APAC Holding Ltd	Cayman Islands
KCI Cayman Holdings	Cayman Islands
KCI Cayman Holdings II	Cayman Islands
KCI Medical Holdings Unlimited	Cayman Islands
KCI MS Unlimited	Cayman Islands
KCI Wound Holdings	Cayman Islands
3M Healthcare Chile SpA	Chile
3M Healthcare (Shanghai) Co. Ltd.	China
3M Healthcare Investments (Shanghai) Co., Ltd.	China
3M Healthcare (Guangzhou) Co. Ltd.	China
3M Medical Devices and Materials Manufacturing (Shanghai) Co., Ltd.	China
Solventum Material Technology (Guangzhou) Co., Ltd	China
KCI Medical (China) Co., Ltd.	China
KCI Colombia SAS	Colombia
Three M Healthcare Service Center, Sociedad de Responsabilidad Limitada	Costa Rica
KCI Medical Aps	Denmark
3M Healthcare Finland Oy	Finland
3M Healthcare France SAS	France
3M Purification SAS	France
Cuno Europe Holding SNC	France
3M Healthcare Germany GmbH	Germany

Legal Entity	Jurisdiction
3M Healthcare Operational Real Estate GmbH & Co. KG	Germany
3M Healthcare Real Estate GmbH	Germany
3M Healthcare Real Estate GP GmbH	Germany
KCI Hong Kong Holding Limited	Hong Kong
KCI Hungary Kft.	Hungary
KCI Medical India Private limited	India
Trimodal Softech Solutions Private Limited	India
3M Digital Science Community Limited	Ireland
3M Healthcare EMEA Export Limited	Ireland
3M Healthcare Foreign Holdings 2 Limited	Ireland
3M Healthcare Ireland Limited	Ireland
KCI Manufacturing Unlimited Company	Ireland
KCI Medical Limited	Ireland
3M Healthcare Technologies Israel Ltd.	Israel
3M Healthcare Italy S.r.l.	Italy
3M Healthcare Japan Holdings GK	Japan
3M HealthCare Japan Innovation Limited	Japan
3M Healthcare Japan Limited	Japan
3M Healthcare Japan Products Ltd	Japan
KCI KK	Japan
3M Healthcare Korea Co., Ltd.	Korea
3M Healthcare Malaysia Sdn. Bhd.	Malaysia
Medical Holdings Limited	Malta
CBay Holdings Limited	Mauritius
3M Cuidado de la Salud Mexico, S. de R.L. de C.V.	Mexico
3M Purification, S. de R.L. de C.V.	Mexico
3M Healthcare Foreign Holdings B.V.	Netherlands
KCI Europe Holding B.V.	Netherlands
KCI Medical B.V.	Netherlands
Systagenix Wound Management B.V.	Netherlands
Systagenix Wound Management Mezz B.V.	Netherlands
KCI New Zealand Unlimited	New Zealand
KCI Medical AS	Norway
3M Healthcare Poland Manufacturing Sp.zo.o.	Poland
3M Healthcare Poland sp. z o.o.	Poland
3M Healthcare Service Center EMEA Sp.zo.o.	Poland
KCI Medical Puerto Rico, Inc.	Puerto Rico
Cuno CIS Limited Liability Company	Russia
3M Arabia Company One Person Company	Saudi Arabia

Legal Entity	Jurisdiction
KCI Medical Asia Pte. Ltd.	Singapore
Systagenix Wound Management (South Africa) (Proprietary) Limited	South Africa
KCI Clinic Spain, S.L.U.	Spain
KCI Medical AB	Sweden
KCI Medical GmbH	Switzerland
3M Healthcare Taiwan Company limited by shares	Taiwan
3M Healthcare (Thailand) Limited	Thailand
3M Healthcare Turkey Sağlık Ürünleri ve Tıbbi Cihaz İthalat ve Ticaret Limited Şirketi	Turkey
KCI Medical Middle East & Africa FZE	United Arab Emirates
3M Health Care Limited	UK
3M Healthcare UK Holding Company Ltd	UK
Crawford Healthcare Holdings Limited	UK
Crawford Healthcare Limited	UK
Derms Development Limited	UK
KCI Medical Limited (UK)	UK
KCI UK Holdings Limited	UK
MModal Limited	UK
Systagenix Wound Management, Limited	UK
3M Health Information Systems, Inc.	Maryland
3M Healthcare LATAM/APAC Export Corporation	Delaware
3M Healthcare Management LLC	Delaware
3M Healthcare US Opco LLC	Delaware
3M Purification Inc.	Delaware
3M Unitek Corporation	California
Acelity LLC	Delaware
Chiron Holdings, Inc.	Delaware
CUNO International Holding Inc.	Delaware
CUNO LLC	Delaware
KCI Brazil Holdings LLC	Delaware
KCI Holding Company, Inc.	Delaware
KCI Imports, Inc.	Delaware
KCI International, Inc.	Delaware
KCI Licensing, Inc.	Delaware
KCI Properties Limited	Texas
KCI Real Holdings, L.L.C.	Delaware
KCI Real Property Limited	Texas
KCI USA, Inc.	Delaware
Kinetic Concepts, Inc.	Texas

Legal Entity	Jurisdiction
Kinetic Safety, LLC	Delaware
MedQuist of Delaware, Inc.	Delaware
MModal LLC	Delaware
MModal MQ Inc.	New Jersey
MModal Services, Ltd.	New Jersey
Multimodal Technologies, LLC	Delaware
Solventum Intellectual Properties Company	Delaware
3M Healthcare Vietnam Limited Liability Company	Vietnam